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                                                                EXHIBIT 21.1


LIST OF SUBSIDIARIES OF
MICROTEL INTERNATIONAL, INC.


                                            Jurisdiction of Incorporation
Name                                              or Organization
--------------------------------            -----------------------------

1.   CXR Telcom Corporation                       Delaware
     47233 Fremont Blvd.
     Fremont, CA  94538-6502

2.   CXR, S.A.                                    France
     76-80 Avenue de la Republique
     92320 Chatillon, France

3.   XIT Corporation                              New Jersey
     4290 E. Brickell Street
     Ontario, CA  91761-1571

     Subsidiaries of XIT Corporation:

     a.   HyComp, Inc.                            Massachusetts
          165 Cedar Hill Street
          Marlborough, MA  01752

     b.   XCEL Corporation, Ltd.                  United Kingdom
          Saxon Way, Melbourne,
          Royston, Herts SG8 6DN
          United Kingdom

     c.   XCEL Power Systems, Ltd.                United Kingdom
          Brunswick Road, Cobbs Wood,
          Ashford, Kent TN23 1EB
          United Kingdom